UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

COMMUNITY ALLIANCE, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common Stock, $0.001 par value

(2) Aggregate number of securities to which transaction applies:

 shares of common stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4) Proposed maximum aggregate value of transaction:

N/A

(5) Total fee paid:

N/A

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

COMMUNITY ALLIANCE, INC.
9400 N. Central Expressway
Suite 1209
Dallas, Texas 75231

June 22, 2011

Dear Stockholder:

We are furnishing the enclosed Information Statement to you in connection with a proposal to replace the existing members of the board of directors (“Change of the Board”) of Community Alliance Inc. (the “Corporation”) and to change the Corporation’s name to “eWind Technology, Inc.” (the “Name Change”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The holders of a majority of our issued and outstanding common stock approved the Change of the Board by written consent dated May 10, 2011, and the Name Change on June 15, 2011.  However, pursuant to applicable securities laws these corporate actions will not be effected until at least 20 days after the enclosed Information Statement has first been sent to our stockholders who did not previously consent to the Change of the Board.

By Order of the Board of Directors,

__/s/ Kevin Schor_________________
Kevin Schor
President and Chief Executive Officer

INFORMATION STATEMENT

Introduction

The holders of a majority of the issued and outstanding common stock of Community Alliance, Inc. (the “Corporation”) have taken an action by written consent without a meeting, pursuant to Section 78.320 of the Nevada Revised Statutes, to approve the replacement of our Board of Directors (“Change of the Board”) and approve changing the Corporation’s name to “eWind Technology, Inc.” (the “Name Change”).

The purpose of the Change of the Board is to remove Mr. James Rowan as the Corporation’s sole officer and director as he has not been acting in the best interests of the Corporation or its shareholders. It is not currently our intention to propose other anti-takeover measures in the future.  Management is not aware of any effort to accumulate our securities or to obtain control by means of a merger, tender offer, solicitation in opposition to current management or otherwise.

The purpose of the Name Change is to make the Corporation’s name reflect its business plans and operations.

This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided to our stockholders pursuant to Rule 14c- 2 under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

We are a fully-reporting Exchange Act company incorporated in the State of Nevada.  Our common stock is quoted on the OTCMarkets.com (formally known as the “PinkSheets”.) under the trading symbol "COMA".  Information about us can be found in our most recent Quarterly Report on Form 10-Q for the period ended August 31, 2010 and our amended Annual Report on Form 10-K for the fiscal year ended November 30, 2009, both filed with the United States Securities and Exchange Commission (the "SEC").  Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, as well as by other means from the offices of the SEC. However, we have not filed all periodic reports with the SEC that are currently required. This is one of the reasons the shareholders have elected to remove Mr. Rowan as the Corporation’s sole officer and director. We will be working with our accountants and auditors to bring the Corporation in full compliance with SEC regulations as quickly as possible.

We will incur all costs associated with preparing, printing and mailing this Information Statement.

Item 1.  Information Required by Items of Schedule 14A

Date, Time and Place Information

There will not be a meeting of our stockholders to approve the Change of the Board, or the Name Change and we are not required to hold a meeting under the Nevada Revised Statutes when such corporate actions have been approved by the written consent of holders of a majority of our stock entitled to vote on May 10, 2011. This Information Statement is being mailed on or about June 23, 2011, to the holders of our stock as of May 10, 2011.

Dissenters' Right of Appraisal

Under the Nevada Revised Statutes, our stockholders do not have dissenters' rights in connection with the Bylaw Amendment and the Authorized Capital Increase.

Voting Securities and Principal Holders Thereof

The record date for the determination of stockholders entitled to consent to the Change of the Board and the Name Change is May 10, 2011 (the "Record Date"). As of that date, we had 18,032,000 outstanding shares of common stock, $0.001 par value.  Each share of our common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders.

The Change of the Board was approved by the holders of a majority of our stock entitled to vote on the Record Date.  The vote required to approve the corporate actions was 50% of the shares entitled to vote plus one vote.  The actual affirmative vote was constited of 14,525,000 shares or 80.6 % of our issued and outstanding shares.

We are not permitted to effect the Change of the Board or the Name Change until at least 20 days after we distribute a definitive Information Statement to our stockholders who have not previously consented to the corporate actions.

Security Ownership of Certain Beneficial Owners and Management:

The following table sets forth the ownership, as of the Record Date, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of the Record Date there were 14,525,000 shares of our common stock issued and outstanding.  All persons named have sole or shared voting and investment power with respect to the securities, except as otherwise noted.  The number of securities described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Information Statement.

Title of Class	Name and Address of Beneficial Owner	Amount of Nature of Beneficial Ownership	Percent of Class
Common Stock	RKH Capital, Inc. 3411 Preston Rd. Frisco TX 75034	14,525,000	80.6%
Common Stock	Enviro-Energies Holdings, Inc. 9595 Six Pines Drive, Suite 8210 The Woodlands, TX 77380	2,600,00 (1)	14.4%
All Officers and Directors as a Group		17,125,000	95%
(1)
Enviro-Energies Holdings Inc. has filed a Schedule 13D claiming to own 2,600,000 shares of the shares Community Alliance, Inc. However, Community Alliance contends that it owns 100% of Enviro-Energies Holdings, Inc.

Replacement of Board of Directors and Executive Officers

We are undertaking a change in the Corporation’s board of directors, as effected by the Corporation’s shareholders holding 80.6% of the Corporation’s issued and outstanding shares of common stock. The shareholders have replaced the Corporation’s prior sole member of the Board of Directors, Mr. James Rowan with Mr. Donson Brooks. Moreover, Mr. Brooks, as the sole member of the Corporation’s Board of Directors, has named Mr. Kevin Schor as the Corporation’s Chief Executive Officer and President, Secretary and Treasurer.

Change of Corporate Name

On May 10, 2011, the Corporation’s Board of Directors adopted, subject to shareholder approval an Amendment to the Corporation’s Articles of Incorporation to change its corporate name to “eWind Technology, Inc.” (the “Amendment”). On May 10, 2011, holders owning 80.6% of the Corporation’s issued and outstanding shares of common stock approved the Amendment. The Amendment will be filed with the Secretary of State of the State of Nevada 20 days after this Information Statement has first been sent to our stockholders who did not previously approve the Amendment.

The Corporation’s shareholders and board of directors believe that the name eWind Technology, Inc. more closely resembles the Corporation’s business and operations.

Item 2.  Statement that Proxies are not Solicited

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

The substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been our director or officer at any time since the beginning of the last fiscal year, each nominee for election as our director and each associate of the foregoing persons in the Change of the Board is as follows:

Title of Class	Name and Address of Beneficial Owner	Amount of Nature of Beneficial Ownership	Percent of Class
Common Stock	James Rowan (1)	Nil	N/A
Common Stock	Donson Brooks 3411 Preston Rd. Frisco, TX 75034	14,525,000(2)	N/A
Common Stock	Kevin Schor 9400 N. Central Expressway Suite 1209 Dallas, TX 75231	Nil	N/A
All Officers and Directors as a Group		Nil	N/A
(1)	Mr. Rowan has been replaced as an officer and director of the Corporation.
(2)	Mr. Brooks is the controlling person of RKH Capital Group, Inc. which owns these shares.

Item 4.  Proposals by Security Holders

None.

Item 5.  Delivery of Documents to Security Holders Sharing an Address

We will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders.

We undertake to deliver promptly upon written or oral request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of the document was delivered.  A stockholder can notify us that he or she wishes to receive a separate copy of this Information Statement or any future Information Statement by writing to us at 9400 N. Central Expressway, Suite 1209, Dallas, Texas 75231or telephoning us at 214-739-0602.

Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

By Order of the Board of Directors:
Dated:  June 22, 2011

___/s/ Kevin Schor                                           _______
Kevin Schor
President and Chief Executive Officer